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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
 PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 30, 2001

                                 EUROTECH, LTD.
                                 --------------
             (Exact name of registrant as specified in its charter)



     District of Columbia                 000-22129               33-0662435
----------------------------      ------------------------   -------------------
(State or other jurisdiction      (Commission File Number)      (IRS Employer
    of incorporation)                                        Identification No.)


                          10306 Eaton Place, Suite 220
                             Fairfax, Virginia 22030
                             -----------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (703) 352-4399

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

As of December 30, 2001, though our wholly owned subsidiary, Cryto.com, Inc. ("Crypto"), we have entered into an agreement with Etelix to market, license, and commercialize our cryptology technology. General material terms of the Agreement include:

1. LICENSE AND MARKETING. Crypto grants to Etelix the non-exclusive license and right to market and uses Crypto's cryptology technology for a period of 5 years from the date of this Agreement. In connection with the marketing of the Crypto cryptology technology, Etelix shall be solely responsible for negotiating and entering into contracts and licenses with third parties for the relicensing and use of the Crypto cryptology technology.

2.       LICENSING AND MARKETING FEES

         a. Crypto shall first provide Etelix with a fully developed cryptology technology ready for adaptation to interface and telecommunication software, with all United States governmental approvals, duly copyrighted or otherwise protected, which is in such a format as to have commercial application subject to additional approvals as may be required for import and export use. This format will be defined in as yet to be published document, which will be referred to as the Product Performance Specification. Such document will be jointly developed within the next 30 days. When finished the Product Performance Specification will be incorporated in its entirety as part of this agreement.

         b. Upon receipt of the cryptology technology in the form set forth above, Etelix shall have a period of 90 days within which to either use the technology itself or enter into a contract and licensing agreement with third parties for the use of the technology.


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         c.       In the event that Etelix elects to utilize the technology
                  solely for its own purposes, Etelix shall pay to Crypto the sum of one hundred thousand U.S. dollars ($100,000) per month for 10 months.

         d. In the event that Etelix successfully markets and licenses the Crypto cryptology technology to a third parties, then Etelix shall pay to Crypto the sum of One Million U.S. dollars ($1,000,000) within 30 days of the signing of the licensing agreement or contract.

3. ROYALTY PAYMENTS. In the event that Etelix enters into a licensing or marketing agreement pursuant to which Etelix receives royalty payments, Etelix shall pay to Crypto fifty percent (50%) of any royalty received on a per quarter basis.

Additionally, on January 9, 2002 the Company converted $3,000,000 Principal Amount of Convertible Debentures held by JNC Opportunity Fund Ltd., due February 23, 2002, into 6,000,369 shares of Eurotech common stock in full satisfaction of the Debentures. In connection with the conversion, JNC has been issued a warrant to purchase 500,000 shares of Eurotech common stock at an exercise price of $1.00 per share. The conversion resulted in Eurotech becoming essentially free of all long-term debt obligations.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Set forth below is a list of Exhibits included as part of this Current Report.

99.1 Agreement between Etelix, U.S. ("Etelix") and Crypto.Com, Inc. ("Crypto") dated December 30, 2001

99.2 Modification and Conversion of $3,000,000 Principal Amount 8% Convertible Debentures of Eurotech, Ltd., due February 23, 2002 dated January 9, 2002


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  EUROTECH LTD.

January 25, 2002




                              BY: /S/ DON V. HAHNFELDT
                              -------------------------------------
                                      DON V. HAHNFELDT
                                      PRESIDENT